UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2010

VERAZ NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33391	94-3409691
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

926 Rock Avenue, Suite 20 San Jose, California	95131
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 750-9400

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 31, 2010, Veraz Networks, Inc., or the Company, entered into a Separation Agreement, or the Separation Agreement, with William R. Rohrbach, the Company’s Vice President of Worldwide Sales. Mr. Rohrbach’s separation from the Company will be effective August 31, 2010.

Pursuant to the Separation Agreement, the Company has agreed to make six lump sum payments to Mr. Rohrbach, each in the amount of $37,500, together with up to 12 months of premiums necessary to continue his current health insurance coverage less standard withholdings and deductions. In addition, the Company has agreed to make a one time lump sum payment of $5,500 to Mr. Rohrbach in lieu of all commission payments he would otherwise be entitled to. As a condition of receiving these payments, Mr. Rohrbach provided a general release of claims against the Company. This description is qualified in its entirety by reference to the copy of the Separation Agreement attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Separation Agreement, dated August 31, 2010, by and between Veraz Networks, Inc. and William R. Rohrbach.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERAZ NETWORKS, INC.
Dated: September 1, 2010
	By:	/S/ ERIC C. SCHLEZINGER
Eric C. Schlezinger
Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Separation Agreement, dated August 31, 2010, by and between Veraz Networks, Inc. and William R. Rohrbach.